UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

February 20, 2015
Date of Report (Date of Earliest Event Reported)

UNI-PIXEL, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	75-2926437
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8708 Technology Forest Place, Suite 100 The Woodlands, Texas 77381
(Address of Principal Executive Offices)

(281) 825-4500
(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

As previously disclosed on November 14, 2014, Uni-Pixel, Inc. has entered into an agreement to settle the consolidated shareholder derivative lawsuit pending in the District Court of Harris County, Texas, captioned In re Uni-Pixel, Inc., Shareholder Derivative Litigation (Cause No. 2014-08251).  On February 9, 2015, the court granted preliminary approval of the settlement, and directed Uni-Pixel to publish a Notice of Settlement and a Stipulation of Settlement.  The court has also scheduled a settlement hearing to occur on April 13, 2015 at 11:00 a.m., before the judge presiding over the 165th Court at the Harris County Civil Courthouse, 201 Caroline, 12th Floor, Houston, Texas 77002, or at such a date and time as the Court may direct without further notice.

The Notice of Settlement is included as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference herein.  The Stipulation of Settlement is included as Exhibit 99.2 to this Current Report on Form 8-K, and incorporated by reference herein.  Additional information about this settlement may be found on the website of Johnson & Weaver, LLP (http://www.johnsonandweaver.com).

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)      Exhibits

Exhibit Number	Description

99.1 99.2	Notice of Settlement Stipulation of Settlement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 20, 2015	By:	/s/ Jeffrey Tomz
		Name:	Jeffrey Tomz
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1 99.2	Notice of Settlement Stipulation of Settlement